Exhibit 21

INTERACTIVE DATA CORPORATION SUBSIDIARIES

as of December 31, 2006

Subsidiary Name	State or country of incorporation or organization
Infotec Holdings Corp.	Delaware
Subsidiaries of Infotec Holdings Corp.
Infotec Capital Management Corporation FT Interactive Data Corporation	Delaware Delaware
Subsidiaries of FT Interactive Data Corporation
Exshare Financial, Inc. Interactive Data Canada, Inc. FT Information (Philippines) Inc.	Delaware Canada Philippines

IDCO Worldwide Holdings Ltd.	United Kingdom
Subsidiaries of IDCO Worldwide Holdings Ltd.
IDCO Overseas Capital Management Ltd. IDCO Overseas Holdings Ltd.	United Kingdom United Kingdom
Subsidiaries of IDCO Overseas Holdings Ltd.

Interactive Data (Australia) Pty Ltd.

Interactive Data (Singapore) PTE Ltd.

FT Interactive Data (Ireland) Ltd.

FT Interactive Data (Jersey) Ltd.

eSignal (Europe) Ltd.

Interactive Data (Hong Kong) Ltd.

Interactive Data Corporation France S.A.S.

Interactive Data (Europe) Ltd.

Australia Singapore Ireland Channel Islands, UK United Kingdom Hong Kong, PRC France United Kingdom
Subsidiaries of Interactive Data (Europe) Ltd.
Exshare Financial (US) Ltd. Exshare Statistical Services Ltd. W & W Ltd. Exshare Computing Ltd.	United Kingdom United Kingdom United Kingdom United Kingdom
Subsidiary of Exshare Computing Ltd.
The Exchange Telegraph Company Ltd.	United Kingdom

Detective Nominees, Inc.	Delaware

GTIS Corporation	Delaware
Subsidiary of GTIS Corporation
GTIS Europe, Ltd.	United Kingdom

Comstock, Inc.	New York

BI Purchasing, Inc.	Utah

Checkrite International, Inc.	Utah
Subsidiary of Checkrite International, Inc.
Checkrite, Ltd.	Colorado
Subsidiaries of Checkrite, Ltd. Checkrite of California, Inc.	California

Checkrite of Minnesota, Inc. Checkrite of Oregon, Inc. Checkrite of Kansas City, Inc. Checkrite Oklahoma City, Inc.	Minnesota Oregon Kansas Oklahoma

CSN, Inc.	Utah

eSignal, Inc.	Delaware

eSignal.com, Inc.	Delaware

Bonneville Equipment Company	Utah

Shark Holdings, Inc.	Delaware

Data Broadcasting Corp.	British Virgin Isles

Interactive Data Managed Solutions, LLC Interactive Data Management & Services Verwaltung GmbH	Delaware Germany
Subsidiary of Interactive Data Management & Services, LLC and Interactive Data Management & Services Verwaltung GmbH
Interactive Data Management & Services GmbH & Co. K.G.	Germany
Subsidiaries of Interactive Data Management & Services GmbH & Co. K.G.
Interactive Data Managed Solutions Nordic Oy Interactive Data Managed Solutions AG	Finland Germany
Subsidiaries of IS.Teledata AG

Interactive Data Managed Solutions S.r.l.

Interactive Data Managed Solutions S.L.

Interactive Data Managed Solutions Ltd.

Interactive Data Managed Solutions AG

Interactive Data Managed Solutions SAS

IS.Teledata MD Solutions France SAS

Italy Spain United Kingdom Switzerland France France